UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
 _____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2015
_________________________
SEARS HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51217, 001-36693		20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2015, Sears Holdings Corporation (the “Company”) held its annual meeting of stockholders at the Company’s offices in Hoffman Estates, Illinois. The meeting was held to vote on the matters described below.

1. Election of Directors. Cesar L. Alvarez, Paul G. DePodesta, Kunal S. Kamlani, William C. Kunkler, III, Edward S. Lampert, Steven T. Mnuchin, Ann N. Reese and Thomas J. Tisch were elected to the Board of Directors for a one-year term expiring at the 2016 annual meeting of stockholders and until their successors are elected and qualified. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Vote
Cesar L. Alvarez	86,880,514	6,240,642	7,088,877
Paul G. DePodesta	93,018,896	102,260	7,088,877
Kunal S. Kamlani	93,009,201	111,955	7,088,877
William C. Kunkler, III	93,021,603	99,553	7,088,877
Edward S. Lampert	92,935,360	185,796	7,088,877
Steven T. Mnuchin	92,974,904	146,252	7,088,877
Ann N. Reese	93,010,016	111,140	7,088,877
Thomas J. Tisch	93,012,267	108,889	7,088,877
2. Advisory Vote to Approve the Compensation of Named Executive Officers. The stockholders approved, by an advisory vote, the compensation of the named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
92,740,255	289,415	91,486	7,088,877

3. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015. The stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015. The votes on this matter were as follows:

For	Against	Abstain
100,051,677	86,682	71,674

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker
Vice President, Controller and Chief Accounting Officer

Date: May 7, 2015